UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PLAYERS NETWORK
(Exact name of Registrant as specified in its charter)

Nevada	88-0343702
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1771 E. Flamingo Road, #202-A
Las Vegas, NV 89119
(Address of Principal Executive Offices, including ZIP Code)

Amended and Restated 2004 Non-Qualified Stock Option Plan
(Full title of the plan)

Mark Bradley
Chief Executive Officer
Players Network
1771 E. Flamingo Road, #202-A
Las Vegas, NV  89119
 (Name and address of agent for service)

(702) 734-3457
(Telephone number, including area code, of agent for service)

Copy to:

Mark E. Crone, Esq.
The Crone Law Group
101 Montgomery Street, Suite 1950
San Francisco, CA  94014

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer,” and smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
$0.001 par value common stock	4,500,000	$0.23	$1,035,000	$73.79
TOTALS	4,500,000	$0.23	$1,035,000	$73.79

(1)
Plus such indeterminable number of additional shares as may be issued as a result of an adjustment in the shares in the event of a stock split, stock dividend or similar capital adjustment, as required by the 2004 Non-Qualified Stock Option Plan.

(2)
Estimated in accordance with Rule 457(c) and 457(h) solely for the purpose of calculating the filing fee on the basis of the average of the high and low prices reported on the OTC Bulletin Board as of September 16, 2010.

STATEMENT UNDER GENERAL INSTRUCTION E REGISTRATION OF ADDITIONAL SECURITIES.

This Registration Statement is being filed to increase the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

Unless as noted herein, the contents of the Registrant’s Form S-8 Registration Statement (File No. 333-160731) are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.              Exhibits

4.1*	Amended and Restated 2004 Non-Qualified Stock Option Plan
5.1	Opinion of The Crone Law Group
23.1	Consent of Counsel (included in Exhibit 5.1)
23.2	Consent of M&K CPAS, PLLC
24.1	Power of Attorney (See page 4)

* Incorporated by reference to the Registration Statement on Form S-8 (Commission File No. 333-160731) filed July 22, 2009

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, as of September 16, 2009.

PLAYERS NETWORK

By:	/s/ Mark Bradley
Mark Bradley
Cheif	Chief Executive Officer

POWER OF ATTORNEY

The officers and directors of Players Network whose signatures appear below, hereby constitute and appoint Mark Bradley, and each of them, their true and lawful attorney and agent, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each said attorney and agent, or his substitute, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of September 16, 2010.

/s/ Mark Bradley	Chief Executive Officer and Director
Mark Bradley	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Michael Berk	Director
Michael Berk

/s/ Doug Miller	Director
Doug Miller

/s/ John J. English	Director
John J. English